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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) in connection with the registration of 790,000 shares for the Non-Plan Stock Option, 500,000 shares for the 1996 Stock Option Plan, and 210,000 shares for the New Executive Stock Option Plan of Landec Corporation, of our report dated December 22, 2000, with respect to the consolidated financial statements and schedules of Landec Corporation included in its Annual Report (Form 10-K) for the year ended October 29, 2000 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP
San Francisco, California
June 7, 2001

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EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS